                                                                   EX-99. (d)(5)

                          EXPENSE LIMITATION AGREEMENT

     THIS AGREEMENT is effective as of the 28th day of February, 2007, between FAF Advisors, Inc., as investment advisor (the "Advisor"), and First American Investment Funds, Inc. ("FAIF").

     WHEREAS, FAIF includes the investment portfolios set forth in Exhibit A hereto (each a "Fund" and, collectively, the "Funds"), each of which offers one or more classes of shares; and

     WHEREAS, the Advisor wishes to contractually limit fees and reimburse expenses for the Funds through February 29, 2008; and

     WHEREAS, it is in the interests of both the Advisor and the shareholders of the Funds to limit Fund expenses as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree that the Advisor will limit its fees and/or reimburse Fund expenses to the extent necessary to limit the annual operating expenses of the Funds to the amounts set forth in Exhibit A (which limits are set forth for each Fund on a class-by-class basis). The Advisor agrees to continue the foregoing expense limits through February 29, 2008. Thereafter, any expense limit may be changed upon prior notice to FAIF's Board of Directors.

     IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first above written.


FAF ADVISORS, INC.                      FIRST AMERICAN INVESTMENT FUNDS, INC.


By: /s/ Joe M. Ulrey III                By: /s/ Charles D. Gariboldi, Jr.
    ---------------------------------       ------------------------------------
Name: Joe M. Ulrey III                  Name: Charles D. Gariboldi, Jr.
Title: Chief Financial Officer          Title: Treasurer

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                                    EXHIBIT A

                                                   ANNUAL OPERATING EXPENSE
                                                LIMITATION AS A PERCENTAGE OF
                                                   AVERAGE DAILY NET ASSETS
                                                -----------------------------
Equity Index Fund - Class A                                           0.6200%
Equity Index Fund - Class B                                           1.3700%
Equity Index Fund - Class C                                           1.3700%
Equity Index Fund - Class R                                           0.8700%
Equity Index Fund - Class Y                                           0.3700%

International Fund -- Class A                                         1.4900%
International Fund - Class B                                          2.2400%
International Fund - Class C                                          2.2400%
International Fund - Class R                                          1.7400%
International Fund - Class Y                                          1.2400%

International Select Fund - Class A                                   1.4900%
International Select Fund - Class B                                   2.2400%
International Select Fund - Class C                                   2.2400%
International Select Fund - Class R                                   1.7400%
International Select Fund - Class Y                                   1.2400%

Mid Cap Index Fund - Class A                                          0.7500%
Mid Cap Index Fund - Class B                                          1.5000%
Mid Cap Index Fund - Class C                                          1.5000%
Mid Cap Index Fund - Class R                                          1.0000%
Mid Cap Index Fund - Class Y                                          0.5000%

Small Cap Growth Opportunities Fund - Class A                         1.4700%
Small Cap Growth Opportunities Fund - Class B                         2.2200%
Small Cap Growth Opportunities Fund - Class C                         2.2200%
Small Cap Growth Opportunities Fund - Class R                         1.7200%
Small Cap Growth Opportunities Fund - Class Y                         1.2200%

Small Cap Index Fund - Class A                                        0.8300%
Small Cap Index Fund - Class B                                        1.5800%
Small Cap Index Fund - Class C                                        1.5800%
Small Cap Index Fund - Class R                                        1.0800%
Small Cap Index Fund - Class Y                                        0.5800%

Small-Mid Cap Core Fund - Class A                                     1.4100%
Small-Mid Cap Core Fund - Class B                                     2.1600%
Small-Mid Cap Core Fund - Class C                                     2.1600%
Small-Mid Cap Core Fund - Class Y                                     1.1600%